Exhibit 99.1

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES

CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

The report accompanying this deliverable was issued by Warren Averett, LLC.

www.warrenaverett.com

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES TABLE OF CONTENTS

DECEMBER 31, 2025 AND 2024

3500 Lenox Road, Suite 1600

Atlanta, GA 30326

770.396.1100

warrenaverett.com

INDEPENDENT AUDITORS’ REPORT

To the Stockholders

A. L. Grading Contractors, Inc.

Opinion

We have audited the accompanying consolidated financial statements of A. L. Grading Contractors, Inc. and Affiliates, which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of A. L. Grading Contractors, Inc. and Affiliates as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audits of the Financial Statements section of our report. We are required to be independent of A. L. Grading Contractors, Inc. and Affiliates and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about

A. L. Grading Contractors, Inc. and Affiliates’ ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audits of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audits.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•
Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness A. L. Grading Contractors, Inc. and Affiliates’ internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about A. L. Grading Contractors, Inc. and Affiliates’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings and certain internal control related matters that we identified during the audits.

Atlanta, Georgia April 9, 2026

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES

CONSOLIDATED BALANCE SHEETS

AS AT DECEMBER 31, 2025 AND 2024

	ASSETS
		2025	2024
CURRENT ASSETS Cash		$ 6,551,063	$ 3,277,643
Contract receivables		16,468,250	22,626,641
Contract assets		14,079,147	13,467,520
Other current assets		802,333	143,863
Total current assets		37,900,793	39,515,667
PROPERTY AND EQUIPMENT Heavy machinery		64,537,862	61,096,068
Vehicles		6,290,243	5,125,703
Building		1,219,035	1,219,035
Land		572,217	572,217
Computer equipment and software		54,531	42,871
Furniture and fixtures		140,342	70,585
Leasehold improvements		331,242	331,242
		73,145,472	68,457,721
Less accumulated depreciation		(37,863,976)	(32,524,271)
Net property and equipment		35,281,496	35,933,450
OTHER ASSETS		36,000	336,000
TOTAL ASSETS		$ 73,218,289	$ 75,785,117

LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES

Accounts payable	$ 12,701,534	$ 10,698,625
Accrued expenses	772,177	913,308
Contract liabilities	2,054,252	8,361,315
Notes payable, current portion	6,936,685	7,961,000
Total current liabilities	22,464,648	27,934,248
LONG-TERM LIABILITIES
Notes payable, less current portion	4,142,635	7,933,051
TOTAL LIABILITIES	26,607,283	35,867,299
STOCKHOLDERS’ EQUITY
Common stock – $1 par value; 100,000 shares
authorized; 424 shares issued and outstanding
as of December 31, 2025 and 2024	424	424
Additional paid-in capital	30,791	330,791
Retained earnings	46,579,791	39,586,603
Total stockholders’ equity	46,611,006	39,917,818
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 73,218,289	$ 75,785,117

See notes to the consolidated financial statements.

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
CONTRACT REVENUES	$164,452,065	$152,090,361
COSTS OF CONTRACT REVENUES	121,096,669	117,801,361
GROSS PROFIT	43,355,396	34,289,000
GENERAL AND ADMINISTRATIVE EXPENSES	8,837,828	7,212,464
INCOME FROM OPERATIONS	34,517,568	27,076,536
OTHER INCOME (EXPENSE) Other income	421,861	106,953
Interest income	216,341	219,863
Interest expense	(245,080)	(339,671)
Income tax expense	(1,384,000)	(1,201,275)
Net other income (expense)	(990,878)	(1,214,130)
NET INCOME	33,526,690	25,862,406
STOCKHOLDER DISTRIBUTIONS	(26,533,502)	(18,923,318)
RETAINED EARNINGS AT BEGINNING OF YEAR	39,586,603	32,647,515
RETAINED EARNINGS AT END OF YEAR	$ 46,579,791	$ 39,586,603

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

See notes to the consolidated financial statements.

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES Net income	$ 33,526,690	$ 25,862,406
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	7,267,864	6,360,126
Loss (gain) on sale of property and equipment	361,771	(43,131)
Decrease (increase):
Contract receivables	6,158,391	(6,203,611)
Contract assets	(611,627)	(5,016,303)
Other current assets	(658,470)	162,897
Increase (decrease):
Accounts payable	2,002,909	1,590,542
Accrued expenses	(141,131)	207,610
Contract liabilities	(6,307,063)	1,080,391
Net cash provided by operating activities	41,599,334	24,000,927
CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from disposals of property and equipment	347,750	374,348
Purchase of property and equipment	(3,502,403)	(2,576,769)
Net cash used in investing activities	(3,154,653)	(2,202,421)
CASH FLOWS FROM FINANCING ACTIVITIES Principal payments on notes payable	(8,637,759)	(8,461,687)
Stockholder distributions	(26,533,502)	(18,923,318)
Net cash used in financing activities	(35,171,261)	(27,385,005)
NET INCREASE (DECREASE) IN CASH	3,273,420	(5,586,499)
CASH AT THE BEGINNING OF YEAR	3,277,643	8,864,142
CASH AT THE END OF YEAR	$ 6,551,063	$ 3,277,643
SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for interest	$ 245,080	$ 339,671
Noncash activities:
Purchase of equipment with proceeds from notes payable	$3,823,028	$9,006,020

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

1.
DESCRIPTION OF BUSINESS

Nature of Operations

A. L. Grading Contractors, Inc. (the Company) was incorporated in the state of Georgia on April 1, 1993. The Company is engaged in the business of construction grading and installation of underground utilities throughout Georgia. The work is generally performed under fixed-price contracts which vary in length but are typically less than one year.

The Company has concluded that the consolidated Affiliates meet the definition of Variable Interest Entities (VIEs) and that the Company is the primary beneficiary in these VIEs. Accordingly, the net assets and results of operations of the VIEs are included in the consolidated financial statements of the Company.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of A. L. Grading Contractors, Inc. and related VIEs: ALW Equipment, LLC, Wood Equipment, LLC, and 105 PIB Group, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

2.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Allowance for Credit Losses

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) Topic 326, Financial Instruments – Credit Losses, which significantly changed how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the Company that are subject to the guidance in FASB ASC 326 were contract receivables.

The Company adopted the standard effective January 1, 2024. The impact of the adoption was not considered material to the consolidated financial statements and primarily resulted in new/enhanced disclosures only.

Revenue and Cost Recognition

Contract Revenues and Cost Recognition

In the process of performing its construction contracts with its customers, the Company considers each contract to be one performance obligation, unless the circumstances dictate otherwise. Revenue is recognized as the work is performed over time and it is arrived at by determining the amount of cost incurred as it relates to total estimated cost after giving effect to the most recent estimates of cost to complete.

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Contract costs include all direct material, labor, subcontractor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation. Provisions for estimated losses, if any, on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to unapproved change orders is included in revenues when realization is probable and the amount can be reliably estimated. Selling, general and administrative costs are charged to expense as incurred.

Consolidated Contracts

The Company evaluates whether two or more contracts should be consolidated and accounted for as one single contract and whether the consolidated or single contract should be accounted for as more than one performance obligation. This evaluation requires significant judgment and the decision to combine a group of contracts or separate the consolidated or single contract into multiple performance obligations which could change the amount of revenue and profit recorded in a given period.

Multiple Performance Obligations

From time to time, the Company may have contracts with multiple performance obligations, most commonly due to the contract covering multiple phases of a project. For contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation using the Company’s best estimate of the standalone selling price of each distinct good or service in the contract.

Transaction Price

The nature of the Company’s contracts gives rise to several types of variable considerations, including claims and award and incentive fees. The Company includes in the contract estimates additional revenue for submitted contract modifications or claims against the customer when the Company believes it has an enforceable right to the modification or claim, the amount can be estimated reliably and its realization is probable. In evaluating these criteria, the Company considers the contractual/legal basis for the claim, the cause of any additional costs incurred, the reasonableness of those costs and the objective evidence available to support the claim. The Company includes award or incentive fees in the estimated transaction price, when there is a basis to reasonably estimate the amount of the fee. These estimates are based on historical award experience, anticipated performance and the Company’s best judgment at the time. Because of certainty in estimating these amounts, they are included in the transaction price of the contracts and the associated remaining performance obligations.

Contract Modifications

Contract modifications are routine in the performance of the Company’s contracts. Contracts are often modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract.

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Contract Estimates

It is reasonably possible that changes in estimates may occur in the near term and those revisions and cost and revenue estimates are reflected in the period in which the facts that require the revisions become known. The contract assets represent revenue recognized in excess of amounts billed. The contract liabilities represent billings in excess of revenue recognized.

Disaggregation of Revenue

The Company operates as a grading and underground utility contractor throughout the southeastern United States. The Company is involved in grading, pipe installation and other related sitework services for its real estate development customers. Therefore, the Company’s viability is dependent on the strength of the real estate development marketplace and the Company’s ability to collect on its contracts.

Contract Receivables

Management routinely assesses the financial strength of its customers and, as a consequence, believes contract receivables at December 31, 2025 and 2024, are stated at the estimated net realizable value. Contract receivables are recorded net of any allowance for doubtful accounts considered necessary by management.

Contract receivables are recorded when invoices are issued and are presented in the consolidated balance sheets net of the allowance for credit losses. Contract receivables are written off against the allowance account when they are determined to be uncollectible. The allowance for credit losses is estimated based on the expected credit losses considering the Company's historical losses, the existing economic conditions in the construction industry and the financial stability of its customers. Bad debt recoveries are charged against the allowance for credit losses as realized.

At times, the Company’s customers request change orders due to changes in scope or conditions on a project. The Company and its customers agree in principle to the scope of the change orders, with the understanding that the change orders will be approved. As of December 31, 2025 and 2024, the Company has no material pending change orders.

Operating Cycle

Assets and liabilities arising from long-term construction activities, in which the operating cycle extends beyond one year, are classified as current in the financial statements. A one-year time period is used as a basis for classification of all other assets and liabilities.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could differ from those estimates. Under the percentage of completion method of accounting, revenue recognized is based on cost incurred to date and management’s estimates of costs to complete. These estimates are reviewed by management monthly and adjusted accordingly. However, due to uncertainties inherent in the estimation process, actual results could differ from those estimates.

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Cash and Cash Equivalents

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of December 31, 2025 and 2024, the Company had no cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for consolidated financial statement purposes. The estimated useful lives for property and equipment range from 3-15 years. Depreciation expense amounted to $7,267,864 and $6,360,126 in 2025 and 2024, respectively.

On December 31, 2025, ALW Equipment, LLC and Wood Equipment, LLC sold their property and equipment to A. L. Grading Contractors for $20.

Income Taxes

Effective January 1, 2008, the Company elected to be treated as a subchapter S corporation for federal income tax purposes. As a result, taxable income of the Company is reported and taxed on the personal income tax returns of the stockholders. Accordingly, no provision for federal income taxes has been recorded in these statements.

The Company elected to pay state income taxes on behalf of the owners as determined to be allowable under IRS Notice 2020-75. The Company recognized $1,384,000 and $1,201,275 in income tax expenses under this election in 2025 and 2024, respectively. In accordance with the FASB ASC 740, Income Taxes, management is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Management believes there are no uncertain tax positions at December 31, 2025 or 2024.

The Company could be subject to income tax examinations for its U.S. federal and state income taxes for the current tax year and previous filings for tax years 2024, 2023 and 2022, which are still open under the statute of limitations.

Fair Value of Financial Instruments

At December 31, 2025 and 2024, the carrying value of financial instruments such as cash, contract receivables, payables and notes payable approximate their fair values.

Advertising

The Company expenses advertising costs as incurred. Advertising expense totaled $280,259 and $169,429 in 2025 and 2024, respectively.

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

Concentrations and Credit Risks

The Company maintains cash balances in various financial institutions. Deposit accounts at each of the institutions are insured up to $250,000, by the Federal Deposit Insurance Corporation (FDIC). As of December 31, 2025 and 2024, the Company exceeded the FDIC insured limits at a financial institution by approximately $12,912,000 and $4,763,000, respectively, which is the amount of the Company’s exposure to credit loss. The Company has not experienced any losses in such accounts and believes there is little or no exposure to any significant credit risk.

At December 31, 2025, approximately 50% of the Company’s billed contract receivables were related to contracts with three customers and approximately 37% of total revenue were related to contracts with two customers.

At December 31, 2024, approximately 45% of the Company’s billed contract receivables were related to contracts with three customers and approximately 50% of total revenue were related to contracts with four customers.

Stockholders’ Equity

On December 31, 2025, the stockholder’s of Wood Equipment, LLC and ALW Equipment, LLC distributed the remaining assets and capital to the stockholders through distributions.

Subsequent Events

The Company has evaluated events and transactions that occurred between December 31, 2025 and April 9, 2026 which is the date the consolidated financial statements were available to be issued, for possible recognition or disclosure in the consolidated financial statements. Refer to Note 9.

3.
CONTRACT RECEIVABLES AND RETAINAGE

Contract receivables and retainage consist of the following at:

	December 31,	December 31,	January 1,
	2025	2024	2024
Completed contracts, including retainage	$ -	$ 45,046	$ 8,865
Contracts in progress Trade receivables	12,730,909	21,568,492	15,165,354
Billed retainage receivable	3,737,341	1,013,103	1,248,811
Total contract receivables	$ 16,468,250	$ 22,626,641	$ 16,423,030

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

4.
CONTRACTS IN PROGRESS

Costs, estimated earnings and billings on contracts in progress are summarized as follows:

2025 2024
Costs incurred on uncompleted contracts	$ 134,743,661 $ 177,052,912
Estimated earnings	40,953,738 49,218,416

Total costs incurred and estimated earnings 175,697,399 226,271,328 Less billings-to-date on uncompleted contracts (172,095,887) (231,723,876)

$ 3,601,512 $ (5,452,548)

Contracts in progress and unbilled retainage receivable are included in the consolidated balance sheets under the following captions:

	December 31,	December 31,	January 1,
Contract assets	2025	2024	2024
Costs and estimated earnings in excess of	$ 5,655,764	$ 2,908,767	$ 754,035
billings on uncompleted contracts Unbilled retainage receivable	8,423,383	10,558,753	7,697,182
Contract liabilities Billings in excess of costs and estimated earnings on uncompleted contracts	(2,054,252)	(8,361,315)	(7,280,924)
	$ 12,024,895	$ 5,106,205	$ 1,170,293

Unbilled retainage receivables represent amounts invoiced to customers where payments have been withheld pending the completion of certain milestones, other contractual conditions or upon the completion of the project. Retainage agreements vary from project to project and balances could be outstanding for several months or years depending on a number of circumstances such as contract-specific terms, project performance and other variables that may arise as the Company makes progress towards completion.

Unbilled retainage receivable is classified as a contract asset and represents amounts billed but not yet due, as final payment is contingent upon completion of the remaining project close-out requirements and customer acceptance. Unbilled retainage receivable classified as contract asset totaled $8,423,383, $10,558,753 and $7,697,182 for each of the periods presented above, respectively.

Costs and estimated earnings in excess of billings represent the excess of contract costs and profits (or contract revenue) over the amount of contract billings to date and are classified as a current asset. Costs and estimated earnings in excess of billings result when either 1) the appropriate contract revenue amount has been recognized over time in accordance with FASB ASC 606, Revenue Recognition, but a portion of the revenue recorded cannot be billed currently

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

due to the billing terms defined in the contract, or 2) costs are incurred related to certain claims and unapproved change orders. Unapproved change orders occur when a change in the scope of work results in additional work being performed before the parties have agreed on the corresponding change in the contract price. The Company routinely estimates recovery related to unapproved change orders as a form of variable consideration at the most likely amount it expects to receive and to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Unapproved change orders are billable upon the agreement and resolution between the contractual parties and after the execution of contractual amendments. Increases in unapproved change orders typically result from costs being incurred against existing or new positions; decreases normally result from resolutions and subsequent billings.

Billings in excess of costs and estimated earnings represent the excess of contract billings to date over the amount of contract costs and profits (or contract revenue) recognized to date. The balance may fluctuate depending on the timing of contract billings and the recognition of contract revenue.

5.
CONTRACT BACKLOG (REMAINING UNSATISFIED PERFORMANCE OBLIGATION)

The following schedule summarizes changes in backlog (remaining unsatisfied performance obligation) on contracts obtained during the year ended December 31, 2025. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year-end and from contractual agreements on which work has not begun.

Backlog, December 31, 2024	$ 70,262,831
New contracts executed	168,004,020
Total	238,266,851
Less contract revenues earned	(164,452,065)
Backlog, December 31, 2025	$ 73,814,786

The Company estimates that its backlog as of December 31, 2025, will be satisfied over the next 12 months.

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

6. NOTES PAYABLE
Notes payable consists of the following as of December 31:
	2025	2024
Installment note, 6.34%, maturing in April 2028	$ 1,108,205	$ 1,535,513
Installment note, 0%, maturing in March 2028	948,412	-
Installment note, 0%, maturing in October 2027	831,145	1,284,496
Installment note, 0%, maturing in April 2028	824,538	-
Installment note, 0%, maturing in April 2028	573,487	819,267
Installment note, 0%, maturing in June 2028	562,702	-
Installment note, 0%, maturing in September 2027	486,954	765,213
Installment note, 5.59%, maturing in May 2027	479,118	795,207
Installment note, 2.99%, maturing in July 2026	388,700	971,834
Installment note, 4.00%, maturing in September 2026	369,955	846,337
Installment note, 0%, maturing in December 2026	368,350	736,700
Installment note, 0%, maturing in May 2028	363,495	-
Installment note, 0%, maturing in June 2027	314,112	512,499
Installment note, 0%, maturing in September 2027	312,137	490,501
Installment note, 0%, maturing in June 2027	298,448	486,941
Installment note, 0%, maturing in April 2027	293,253	513,193
Installment note, 0%, maturing in June 2027	290,615	474,162
Installment note, 0%, maturing in June 2027	282,783	461,383
Installment note, 0%, maturing in December 2026	263,753	527,507
Installment note, 0%, maturing in December 2026	249,443	498,887
Installment note, 0%, maturing in December 2026	220,293	440,587
Installment note, 0%, maturing in September 2027	182,461	281,985
Installment note, 0%, maturing August 2028	153,665	-
Installment note, 0%, maturing in December 2026	116,413	232,827
Installment note, 1.99%, maturing in September 2027	111,593	-
Installment note, 0%, maturing in December 2026	110,760	221,520
Installment note, 1.85%, maturing in April 2026	100,879	399,806
Installment note, 1.75%, maturing in October 2026	99,803	-
Installment note, 5.84%, maturing in April 2026	68,723	231,235
Installment note, 0%, maturing in September 2026	67,700	157,967
Installment note, 1.99%, maturing in August 2026	64,982	135,095
Installment note, 4.08%, maturing in April 2026	64,147	251,541

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

2025		2024
Installment note, 1.99%, maturing in September 2026	$ 47,520	$ 111,952
Installment note, 2.89%, maturing in January 2026	24,257	163,981
Installment note, 3.74%, maturing in January 2026	12,306	135,827
Installment note, 3.74%, maturing in January 2026	11,063	122,116
Installment note, 3.74%, maturing in January 2026	9,089	124,556
Installment note, 3.74%, maturing in January 2026	4,061	45,107
Installment note, 0%, matured in June 2025	-	243,636
Installment note, 1.90%, matured in September 2025	-	151,680
Installment note, SOFR+1.25%, paid off during 2025	-	145,139
Installment note, 1.99%, matured in March 2025	-	96,988
Installment note, 1.99%, matured in March 2025	-	96,988
Installment note, 0%, matured in March 2025	-	80,836
Installment note, 4.15%, matured in May 2025	-	70,646
Installment note, 1.99%, matured in March 2025	-	69,149
Installment note, 4.58%, matured in August 2025	-	64,381
Installment note, 1.99%, matured in March 2025	-	43,106
Installment note, 1.99%, matured in April 2025	-	40,586
Installment note, 3.21%, matured in March 2025	-	15,174
	11,079,320	15,894,051
Less current portion	(6,936,685)	(7,961,000)
Long-term portion	$ 4,142,635	$ 7,933,051

Future maturities of third-party notes payable at December 31, 2025, consist of the following:

Year Ending December 31,	Amount
2026	$ 6,936,685
2027	3,420,437
2028	722,198
Total	$ 11,079,320
The Company’s notes are secured by vehicles or equipment.

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

7.
RELATED PARTY TRANSACTIONS

During 2025 and 2024, the Company performed construction grading and installation of underground utilities for Heights Management & Development, LLC. During 2025 and 2024, the Company recognized revenue of $30,496 and $131,076 related to the contracts, respectively. As of December 31, 2025 and 2024, there were $0 and $46,942 related party receivables related to the contracts, respectively. As of December 31, 2025 and 2024, there were $0 and

$64,494 of revenues in excess of billings on uncompleted contracts related to the contract, respectively.

During 2025 and 2024, the Company performed construction grading and installation of underground utilities for Midland Commercial. During 2025 and 2024, the Company recognized revenue of $209,512 and $2,348,717 related to the contract, respectively. As of December 31, 2025 and 2024, there was $0 and $755,242 of related party receivables related to the contract, respectively. As of December 31, 2025 and 2024, there was $0 and $595,475 of revenue in excess of billings on uncompleted contracts related to the contract, respectively.

During 2025, the Company performed construction grading and installation of underground utilities for Green Lake Heirloom, LLC. During 2025, the Company recognized revenue of

$4,045,216 related to the contract. As of December 31, 2025, there was $901,294 related party receivables related to the contract. As of December 31, 2025, there was $763,044 of costs and earnings in excess of billings on uncompleted contracts related to the contract.

8.
INSURANCE CAPTIVE

The Company holds less than 2% non-controlling equity interest in a privately held insurance captive (the “Captive”) that provides insurance coverage to the Company. The Company does not have board representation, substantive participating rights, or other arrangements that would allow it to direct the Captive’s significant activities, and therefore does not consolidate or account for the investment under the equity method. The investment does not have a readily determinable fair value and is accounted for under the measurement alternative in accordance with ASC 321 at cost, adjusted for observable price changes in orderly transactions for identical or similar securities of the same issuer and for impairment, if any. The Company evaluates the investment for impairment each reporting period based on qualitative factors. There are no side agreements, guarantees, or funding commitments beyond the initial investment. As of December 31, 2025 and 2024, the carrying value of the investment was $36,000, and no impairment or observable price adjustments were recorded during the years 2025 or 2024. The carrying value of the non- controlling interest in the insurance captive is presented in other assets on the consolidated balance sheets.

9.
SUBSEQUENT EVENTS

Subsequent to year end, the Company entered into a Membership Interest Purchase and Contribution Agreement (MIPA) under which it was acquired by another entity for cash consideration, stock in the acquiring entity of approximately $242,000,000, subject to holdbacks and purchase price adjustments. The transaction closed on February 18, 2026, and resulted in

A. L. GRADING CONTRACTORS, INC. AND AFFILIATES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

a change in control of the Company. As part of the transaction, the outstanding notes payable on the balance sheet were paid in full to the respective lender.

The acquisition represents a nonrecognized subsequent event, and accordingly, no amounts related to this transaction have been recorded in the accompanying consolidated financial statements as of December 31, 2025.

In conjunction with the MIPA, the Company entered into lease agreements for the office space and an equipment maintenance facility. Under the terms of the agreements, the Company is committed to combined annual payments of $600,000, escalating annually, with a maturity date of December 2041.